Exhibit 31

CERTIFICATIONS

I, Marshall O. Larsen, Chairman, President and Chief Executive Officer of Goodrich Corporation, certify that:

1. I have reviewed this annual report on Form 10-K/A of Goodrich Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ MARSHALL O. LARSEN
Marshall O. Larsen
Chairman, President and Chief Executive Officer

Date: March 8, 2012

I, Scott E. Kuechle, Executive Vice President and Chief Financial Officer of Goodrich Corporation, certify that:

1. I have reviewed this annual report on Form 10-K/A of Goodrich Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ SCOTT E. KUECHLE
Scott E. Kuechle
Executive Vice President and Chief Financial Officer

Date: March 8, 2012